EXHIBIT 99.1

VANSEN PHARMA COMPLETES ACQUISITION OF CONSUMER HEALTH PRODUCTS ENTITIES

Las Vegas, Nevada – March 17, 2014 - Vansen Pharma Inc. [OTCQB: VNSN], a specialty pharmaceutical company, is pleased to announce the acquisition of Canada Health Empire and its related company, 6708595 Canada Inc., (collectively “CHE”), Ottawa based entities engaged in the sales and marketing of a portfolio of natural health products to various export markets. CHE’s product portfolio consists of 17 natural health products marketed under brands such as O2, Zincola, Omega-3 Super Krill Oil, Bone Guard and Ironex among others.

Pursuant to the acquisition of CHE, Vansen acquires the product registrations, trade marks, starting material inventory, manufacturing expertise, import/export permits and customer information required to continue to sell and market the products in various export markets. Financial terms of the acquisition were not disclosed.

“CHE’s products have developed a strong loyalty among its sales and distribution partners. With the completion of this transaction, Vansen acquires a new revenue stream and a platform to develop niche high margin natural health brands in export markets which are expected to show triple digit growth in the next few years,” said Ahmad Doroudian, CEO of Vansen.

About Vansen Pharma Inc.

Vansen Pharma Inc. is a specialty pharmaceutical company focused on broad therapeutic areas that are anticipated to grow and present an opportunity for major expansion. Vansen will expand its commercial presence by adding complimentary products through in-licensing, co-promotion and acquisitions, resulting in a comprehensive product portfolio. With its US based sales force, Vansen can better serve the increasing healthcare needs of patients and enhance growth. Vansen’s current product portfolio of anti-infectives, including Factive®, Spectracef® and Cefditoren Pivoxil®, provides a strong and stable revenue base from which to grow and expand our company. Our experienced management team is aggressively pursuing acquisitions of accretive specialty products, including legacy drugs and cash flow positive healthcare companies. We look forward to executing our growth strategy and creating lasting shareholder value for our investors.

Cautionary Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 21E (i) (1) of the United States Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vansen's actual results to be materially different from any future results expressed or implied by these statements. Such statements include but are not limited to, that Vansen will expand its commercial presence by adding complimentary products through in-licensing, co-promotion and acquisitions, resulting in a comprehensive product portfolio, or that Vansen’s current product portfolio will provide a strong and stable revenue base from which to grow and expand the company. Such factors include the following: general economic and business conditions, changes in demand for Vansen's products, changes in competition, the ability of Vansen to integrate acquisitions or complete future acquisitions, interest rate fluctuations, currency exchange rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by Vansen that Vansen's plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements.

For further information please contact:

Vansen Pharma Inc.
#1115-754, 6955 N Durango Drive
Las Vegas, NV 89149 USA

Tel: (702) 843-0456
Fax: (702) 843-0459

General Information:info@vansenpharma.com
Investor Relations: ir@vansenpharma.com
Sales and Marketing: greg.perius@vansenpharma.com
Website:www.vansenpharma.com